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                                                                    Exhibit 3.13


                                    BYLAWS OF
                       TEMPUR-PEDIC, DIRECT RESPONSE, INC.

                                    ARTICLE I
                             Shareholders' Meetings

         (A) The annual meeting of shareholders shall be held at its principal offices located at 848 G. Nandino Dr., Lexington, Kentucky 40511. Annual meetings shall be held at 10:00 a.m. on December 1 of each year, unless a holiday, and then on the next business day.

         (B) Special meetings

         Special meetings of the shareholders may be called by the president, by a majority of the members of the board of directors, or by the holders of not less than one-third of all the shares entitled to vote at the meeting.

         (C) Place of meeting

         The board of directors may designate any place within or without the Commonwealth of Kentucky as the place of meetings shall be the principal office of the corporation in the Commonwealth of Kentucky, except as otherwise provided in section (E) of this article.

         (D) Notice of meetings

         Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, by telegraph, teletype, or other form of wire or wireless communication, or by mail or private carrier, by or at the direction of the president, the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the Untied States mail in a sealed envelope addressed to the shareholder at his or her address as it appears on the records of the corporation, with first class postage thereon prepaid.

         (E) Meeting of all shareholders

         If all of the shareholders shall meet at any time and place, either within or without the Commonwealth of Kentucky, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

         (F) Closing of transfer books or fixing of record date

         The board of directors shall fix the record date in order to determine the shareholders entitled to notice of or a vote at a shareholders' meeting or to receive payment of a dividend. If no record date is fixed, then the first date on which notice of the meeting is mailed, or on which

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the resolution of the board of directors declaring such dividend is adopted, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         (G) Voting lists and share ledger

         The secretary shall prepare a complete list of the shareholders entitled to notice of any meeting, or any adjournment thereof, arranged by voting group (and within each voting group by class or series or shares) with the address of and the number of shares held by each shareholder, which list, for a period of five business days prior to any meeting and continuing through the meeting, shall be kept on file at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held, and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the meeting and shall be subject to the inspection of any shareholder during the meeting or any adjournment thereof. The original share ledger or stock transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence of the shareholders entitled to examine such list, share ledger, or stock transfer book, or of the shareholders entitled to vote at any meeting of shareholders or to receive any dividend.

         (H) Quorum

         A majority of the votes entitled to be cast on any matter, represented in person or by proxy, shall constitute a quorum for action on that matter. The shares present at a duly organized meeting can continue to do business for the remainder of the meeting and for any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum unless a new record date is or must be set for an adjourned meeting.

         (I) Proxies

         At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

         (J) Informal action by shareholders

         Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         Prompt notice of any action by shareholders without a meeting taken under this section by less than unanimous consent shall be given to those shareholders entitled to vote on the action who have not consented in writing.

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                                   ARTICLE II
                                    Directors

         (A) General powers

         The business and affairs of the corporation shall be managed under the direction of a board of directors.

         (B) Numbers and tenure

         The board of directors shall consist of not less than one (1) nor more than ten (10) members but the number of members may be increased or decreased by action of the board of directors as provided for in the articles of incorporation or by amendment of this bylaw; provided, however, that only the shareholders may increase or decrease by more than 30% the number of directors last approved by the shareholders. Each director shall hold office for the term expiring at the next annual shareholders' meeting following his election or until his successor has been elected and qualifies for the office, whichever period is longer.

         (C) Regular meetings

         A regular meeting of the board of directors shall be held without notice other than this bylaw immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the Commonwealth of Kentucky, for holding additional regular meetings without notice other than such resolution.

         (D) Special meetings

         Special meetings of the board of directors may be called by or at the request of the president or any one director. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the Commonwealth of Kentucky, as the place for holding any special meeting of the board of directors called by them.

         (E) Notice

         Notice of any special meeting shall be given at least ten (10) days prior thereto by written notice delivered personally, mailed or faxed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with first class postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

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         (F) Quorum

         A majority of the board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         (G) Manner of acting

         The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

         (H) Vacancies

         Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors even if there exists less than a quorum of the board of directors. A director elected to fill a vacancy shall serve until the next shareholders' meeting at which directors are elected.

         (I) Committees

         The board of directors shall have authority to establish such committees as it may consider necessary or convenient for the conduct of its business. The board of directors may establish an executive committee in accordance with and subject to the restrictions set out in the statutes of the Commonwealth of Kentucky.

         (J) Informal action

         Any action required or permitted to be taken at a meeting of the board of directors, or any action which may be taken at a meeting of the board of directors or of a committee, may be taken without a meeting if a consent, in writing, setting forth the action so taken is signed by all of the directors, or all of the members of the committee, as the case may be, and is included in the minutes or is filed with the corporate records. Such consent shall have the same effect as a unanimous vote.


                                   ARTICLE III
                                    Officers

         (A) Classes

         The officers of the corporation shall be a president, one or more vice presidents, a treasurer, a secretary, and such other officers (including Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) as may be appointed by the board of directors and elected in accordance with the provisions of this article.

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         (B) Election and term of office

         The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers is not held at such meeting, the election shall be held as soon thereafter as is convenient. Vacancies may be filled or new offices may be created and filled at any meeting of the board of directors. Each officer shall hold office until his successor has been duly elected and qualified, or until his death, or until he resigns or has been removed from office in the manner hereafter provided.

         (C) Removal

         Any officer elected by the board of directors may be removed by the board of directors, with or without cause, whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contractual rights.

         (D) President

         The president shall be the chief executive officer of the corporation and shall supervise and control all of the business and affairs of the corporation. The president shall perform all duties normally incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

         (E) Vice president

         In the absence of the president or in the event of his inability or refusal to act, the vice president shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties as from time to time may be assigned by the president or by the board of directors.

         (F) Treasurer

         The treasurer shall: (1) have charge and custody of and be responsible for all funds and securities of the corporation; (2) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys due and payable to the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these bylaws; and, (3) in general, perform all the duties normally incident to the office of treasurer and such other duties as from time to time may be normally assigned by the president or the board of directors.

         (G) Secretary

         The secretary shall: (1) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose;
(2) see that all notices are

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duly given in accordance with the provisions of these bylaws or as required by law; (3) be custodian of the corporate records and stock transfer books of the corporation; and (4) in general, perform all duties normally incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the board of directors.

         (H) Assistants

         Such assistant officers as are deemed appropriate are also authorized by these bylaws.


                                   ARTICLE IV
                     Contracts, Loans, Checks, and Deposits

         (A) Contracts and agreements

         The board of directors may authorize any officer(s) or agent(s) to enter into any contract or agreement or execute and deliver any instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         (B) Loans

         No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         (C) Checks, drafts, orders, etc.

         All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer(s) or agent(s) of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

         (D) Deposits

         All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may select.


                                    ARTICLE V
                   Certificates for Shares and Their Transfer

         (A) Certificates for shares

         Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the president or vice president and by the secretary or an assistant secretary and may be sealed by the president or vice president and by the secretary or an assistant secretary and may be sealed with the seal of the

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corporation or a facsimile thereof. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor on such terms and indemnity to the corporation as the board of directors may prescribe.

         (B) Transfer of shares

         Transfer of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney authorized by power of attorney duly executed and filed with the secretary of the corporation, and only on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.


                                   ARTICLE VI
                                   Fiscal Year

         The fiscal year of the corporation shall end April 30th of each year.


                                   ARTICLE VII
                                Waiver of Notice

         Whenever any notice is required to be given under the provisions of these bylaws, the articles of incorporation, or the corporation laws of the Commonwealth of Kentucky, waiver thereof in writing, signed by the person(s) entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                 ARTICLE VIII
                    Indemnification of Officers and Directors

         The corporation shall indemnify and may advance expenses to all directors, officers, employees, or agents of the corporation who are, were, or are threatened to be made a defendant or respondent to any threatened, pending, or completed action, suit, or proceeding (whether civil criminal, administrative, or investigative) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, to the fullest extent that is expressly permitted or required by the statutes of the Commonwealth of Kentucky and all other applicable law.

         In addition to the foregoing, the corporation shall, by action of the board of directors, have the power to indemnify and to advance expenses to all directors, officers, employees, or agents of the corporation who are, were, or are threatened to be made a defendant or respondent to any proceeding, in such amounts, on such terms and conditions, and based upon such standards of conduct as the board of directors may deem to be in the best interests of the corporation.

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                                   ARTICLE IX
                               Amendment of Bylaws

         The board of directors may alter, amend, or rescind these bylaws, subject to the rights of the shareholders to repeal or modify such actions.

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